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                                                                     Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NEW FIRST NATIONWIDE HOLDINGS INC.

                    -----------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                    -----------------------------------------


                  New First Nationwide Holdings Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

                  FIRST: The Board of Directors of the Corporation duly approved and adopted a resolution setting forth the following proposed amendment to the Corporation's Certificate of Incorporation and directed that said amendment be submitted to the sole stockholder of the Corporation for approval:

                  Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                       FIRST: The name of the corporation is Golden State
                  Holdings Inc. (hereinafter the "Corporation").

                  SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 11th day of September, 1998.

                                    NEW FIRST NATIONWIDE HOLDINGS INC.

                                    By: /s/ Richard H. Terzian
                                        --------------------------------------
                                    Name:  Richard H. Terzian
                                    Title: Executive Vice President